EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2020, is by and among RUTH’S HOSPITALITY GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 2, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of September 18, 2019, as amended by that certain Second Amendment to Credit Agreement dated as of March 27, 2020, as amended by that certain Third Amendment to Credit Agreement dated as of May 7, 2020, as amended by that certain Fourth Amendment to Credit Agreement dated as of May 18, 2020, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Lenders make certain other amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

As of the Fifth Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1Amendment to the definition of “Applicable Margin”.  The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement are hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding the foregoing, with respect to the Fiscal Quarters ending on or about March 28, 2021, June 27, 2021 and September 26, 2021, for the purposes of calculating Consolidated Leverage Ratio, Consolidated EBITDA shall be determined based on the actual amounts for the applicable four consecutive Fiscal Quarter period (and not, for the avoidance of doubt, the Annualized EBITDA).

1.2Amendment to the definition of “Commitment”.  The last two sentences in the definition of “Commitment” in Section 1.1 of the Credit Agreement are hereby amended in their entireties to read as follows:

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The aggregate Commitments of all the Lenders on the Fifth Amendment Effective Date shall be ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000).  The Commitment of each Lender as of the Fifth Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(b).

1.3Amendment to the definition of “Consolidated Leverage Ratio”.  The last sentence of the definition of “Consolidated Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, for purposes of calculating the Consolidated Leverage Ratio to determine compliance with Section 8.6(b) as of the end of the Fiscal Quarters ending on or about March 28, 2021, June 27, 2021 and September 26, 2021, Consolidated EBITDA included in clause (ii) above shall be calculated as (x) in the case of the Fiscal Quarter ending on or about March 28, 2021, actual Consolidated EBITDA for such Fiscal Quarter divided by 25%, (y) in the case of the Fiscal Quarter ending on or about June 27, 2021, actual Consolidated EBITDA for the period of two (2) consecutive Fiscal Quarters then ending divided by 50%, and (z) in the case of the Fiscal Quarter ending on or about September 26, 2021, actual Consolidated EBITDA for the period of three (3) consecutive Fiscal Quarters then ending divided by 75% (the “Annualized EBITDA”); provided that for all other purposes of calculating Consolidated Leverage Ratio (including, without limitation, determining access to, or the amounts of, various baskets set forth herein), Consolidated EBITDA included in clause (ii) above shall be determined based on the actual amounts for the applicable four consecutive Fiscal Quarter period (and not, for the avoidance of doubt, the Annualized EBITDA).

1.4Amendment to the definition of “Maturity Date”.  The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earliest to occur of (a) February 2, 2023, (b) the date of termination of the entire Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Commitment pursuant to Section 9.2(a).

1.5Amendment to the definition of “Minimum Scheduled Cash”.  The definition of “Minimum Scheduled Cash” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Minimum Scheduled Cash” means:

(a) for each month commencing May 2020 through and including September 2020, (i) fifty percent (50%) of the Net Cash Proceeds of any Equity Issuances by the Borrower or any of its Subsidiaries effected during such period (excluding any amounts required to be used to make prepayments on the Loans pursuant to Section 2.4(f)) in an aggregate amount not to exceed $15,000,000, plus (ii) the following amount applicable for each month through September 2020:

May 2020	$34,000,000
June 2020	$29,000,000
July 2020	$21,000,000
August 2020	$19,000,000
September 2020	$15,000,000

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and (b) for each month commencing October 2020 through and including March 2021:

October 2020	$44,000,000
November 2020	$44,000,000
December 2020	$53,000,000
January 2021	$55,000,000
February 2021	$56,000,000
March 2021	$58,000,000

1.6Amendment to the definition of “Pro Forma Basis”.  The definition of “Pro Forma Basis” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding the foregoing, with respect to the Fiscal Quarters ending on or about March 28, 2021, June 27, 2021 and September 26, 2021, Consolidated EBITDA shall be determined based on the actual amounts for the applicable four consecutive Fiscal Quarter period (and not, for the avoidance of doubt, the Annualized EBITDA).

1.7Amendment to Section 1.1.  The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Annualized EBITDA” has the meaning set forth in the definition of “Consolidated Leverage Ratio”.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark

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Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement

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has replaced LIBOR for all purposes hereunder in accordance with Section 4.8(c) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 4.8(c).

“Early Opt-in Election” means the occurrence of:

(a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.8(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fifth Amendment Effective Date” means October 26, 2020.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

1.8Amendment to Section 2.4.  Section 2.4 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety.

1.9Amendment to Section 4.8:  Section 4.8 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

(c)Effect of Benchmark Transition Event.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such

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proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.8(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.8(c).

(iv)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Rate Loan of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

1.10Amendment to Section 6.4.  The proviso at the end of Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety to reach as follows:

; provided that, for purposes of this Section 6.4, only from the Fifth Amendment Effective Date until March 31, 2021, the impacts of the existing coronavirus pandemic on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole that have already occurred and were disclosed in writing to the Administrative Agent and the Lenders prior to the Fifth Amendment Effective Date shall be disregarded for purposes of determining whether a Material Adverse Effect has occurred.

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1.11Amendment to Section 7.1(xvii).  Section 7.1(xvii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(xvii)Monthly Reports. As soon as practicable and in any event within ten (10) days after the end of each month (commencing with the month ended May 31, 2020 through the month ending March 31, 2021), (x) a same store sales report in comparative form, the corresponding figures for the corresponding month of the previous Fiscal Year and (y) a calculation of Liquidity and demonstrating compliance with Section 8.6(c) as of the end of such month, in each case, in form and detail reasonably acceptable to the Administrative Agent.

1.12Amendment to Section 8.5.  Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 8.5  Restricted Junior Payments.  The Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that, so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may pay dividends on or repurchase shares of its common stock (i) in an aggregate amount for such dividends and repurchases during the period from the Closing Date to and including the Maturity Date not to exceed $100,000,000 if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed dividends and/or share repurchases on a Pro Forma Basis) is greater than or equal to 2.00:1.00 and (ii) in an unlimited amount if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed dividends and/or share repurchases on a Pro Forma Basis) is less than 2.00:1.00; provided further that, notwithstanding the foregoing, as of the Second Amendment Effective Date, no Restricted Junior Payments shall be permitted to be made hereunder to the extent that the Consolidated Leverage Ratio is greater than or equal to 2.50:1.00 (before and after giving effect to the proposed Restricted Junior Payments on a Pro Forma Basis) for the most recently ended Fiscal Quarter commencing with the second Fiscal Quarter of the 2020 Fiscal Year as determined based on the actual amount of Consolidated EBITDA for the applicable four consecutive Fiscal Quarter period then ended (and not, for the avoidance of doubt, the Annualized EBITDA).

1.13Amendment to Section 8.6(b).  The last sentence of Section 8.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, the covenant in this Section 8.6(b) shall not be tested as of the end of the Fiscal Quarters ending on or about June 28, 2020, September 27, 2020 and December 27, 2020 (but otherwise shall be deemed to be in effect with respect to each such Fiscal Quarter end for all provisions under this Agreement and the other Loan Documents that refer to compliance or pro forma compliance with Section 8.6 (it being understood and agreed that the maximum Consolidated Leverage Ratio for such Fiscal Quarters for such purposes shall be 5.00 to 1.00)).

1.14Amendment to Section 8.6(c).  Section 8.6(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)Minimum Liquidity.  As of the last day of any month ending during the period commencing May 1, 2020 and ending March 31, 2021, permit Liquidity to be less than the Minimum Scheduled Cash.

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1.15Amendment to Section 8.14.  Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 8.14  Consolidated Capital Expenditures.  The Credit Parties shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures; provided, however, (i) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Year in an amount not to exceed 75% of Consolidated EBITDA for the immediately preceding Fiscal Year if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is greater than or equal to 1.50:1.00 and (ii) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Year in an unlimited amount if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is less than 1.50:1.00; provided further that, notwithstanding the foregoing, as of the Second Amendment Effective Date, no Consolidated Capital Expenditures (other than Consolidated Maintenance Capital Expenditures) shall be permitted to be made or incurred hereunder to the extent that the Consolidated Leverage Ratio is greater than or equal to 2.50:1.00 (before and after giving effect to the proposed Consolidated Capital Expenditures) for the most recently ended Fiscal Quarter commencing with the second Fiscal Quarter of the 2020 Fiscal Year as determined based on the actual amount of Consolidated EBITDA for the applicable four consecutive Fiscal Quarter period then ended (and not, for the avoidance of doubt, the Annualized EBITDA).  For the avoidance of doubt, nothing in the immediately foregoing proviso shall prevent any Credit Party from paying any invoice owed in respect of any Consolidated Capital Expenditure for work commenced prior to the Second Amendment Effective Date (to the extent otherwise permitted herein).  Notwithstanding the foregoing, during the period commencing on the Fifth Amendment Effective Date and ending on the date in which the Borrower demonstrates that the Consolidated Leverage Ratio is less than 2.50:1.00 as determined based on the actual amount of Consolidated EBITDA for the applicable four consecutive Fiscal Quarter period then ended (and not, for the avoidance of doubt, the Annualized EBITDA) as set forth above in this Section 8.14 (the “Capital Expenditure Basket Period”), the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures (other than Consolidated Maintenance Capital Expenditures) in any Fiscal Quarter (commencing with the Fiscal Quarter ending December 27, 2020) in an amount not to exceed 75% of the amount by which Consolidated EBITDA for the immediately preceding Fiscal Quarter exceeds $7,500,000; provided, that if the Credit Parties and their Subsidiaries do not utilize the entire amount of Consolidated Capital Expenditures permitted in any such Fiscal Quarter, the Credit Parties may carry forward such unutilized amount to increase the aggregate amount of Consolidated Capital Expenditures permitted to be made under this Section 8.14 during the Capital Expenditure Basket Period; and provided further, that nothing in this Section 8.14 will prohibit the Credit Parties and their Subsidiaries from making Consolidated Maintenance Capital Expenditures after the Fifth Amendment Effective Date.

1.16Amendment to Schedule 1.1(b).  Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in its entirety to read as provided on Schedule 1.1(b) attached hereto.

ARTICLE II

COMMITMENT REDUCTION

2.1Commitment Reduction.  Each Lender by its execution of this Amendment, hereby acknowledges, agrees and confirms its Commitment in the aggregate principal amount for such Lender as set forth on Schedule 1.1(b) attached hereto and its obligation to make its portion of the Revolving Credit

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Loans to the Borrower from time to time in accordance with the provisions of the Credit Agreement.  Each Lender acknowledges, agrees and confirms that Schedule 1.1(b) attached hereto reflects the Commitments of the Lenders under the Credit Agreement as of the Fifth Amendment Effective Date after giving effect to this Amendment.  Pursuant to Section 3.1(c) herein, the Borrower shall repay to the Administrative Agent, for the account of the Lenders, the amount that the Revolving Credit Outstandings exceeds the Commitments after giving effect to the reduction of Commitments referenced in this Amendment on or prior to the Fifth Amendment Effective Date.

ARTICLE III

CONDITIONS

3.1Closing Conditions.  This Amendment shall be deemed effective as of the date set forth above (the “Fifth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Lenders.

(b)Closing Certificates; Etc.  The Administrative Agent shall have received each of the following:

(i)Officer’s Certificate.  A certificate from a Responsible Officer of the Borrower to the effect that (A) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (B) each of the representations and warranties of the Credit Parties contained in Article VI of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(ii)Organizational Documents.  The Administrative Agent shall have received a certificate from each Credit Party certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation (or certifying that no changes have been made to such articles or certificate of incorporation or formation since the Closing Date (or such later date, if applicable, as such documents were delivered to the Administrative Agent)), (B) the bylaws or other governing document of such Credit Party as in effect on the Fifth Amendment Effective Date (or certifying that no changes have been made to such bylaws or governing document since the Closing Date (or such later date, if applicable, as such documents were delivered to the Administrative Agent)) and (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement.

(iii)Certificates of Good Standing.  Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

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(c)Mandatory Repayment.  The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the amount that the Revolving Credit Outstandings exceeds the Commitments after giving effect to the reduction of Commitments referenced in this Amendment.

(d)Amendment Fees.  The Administrative Agent shall have received, for the account of each Lender, an amendment fee in an amount equal to 15 basis points on the aggregate amount the Commitment of such Lender as of the Fifth Amendment Effective Date (after giving effect to this Amendment).

(e)Other Fees and Out of Pocket Costs.  The Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1Amended Terms.  On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2Representations and Warranties of the Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)Each Credit Party has all requisite power and authority and has taken all necessary corporate and other action, to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party hereto and constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(d)After giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date and (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects).

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

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(f)The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Encumbrances.

(g)Except as specifically provided in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3Reaffirmation of Obligations.  Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

4.4Release.  The Borrower and each of the other Credit Parties hereby releases and forever discharges the Administrative Agent, each Lender, the Issuing Lender, the Swingline Lender and their respective predecessors, successors, assigns, attorneys and Related Parties (each and every of the foregoing, a “Lender Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any Lender Party.

4.5Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.6Expenses.  The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.7Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

4.9GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.10Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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4.11Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:RUTH’S HOSPITALITY GROUP, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

GUARANTORS:RCSH OPERATIONS, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

RCSH OPERATIONS, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE FRANCHISE, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

RCSH MANAGEMENT, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

RHGI GIFTCO, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: SVP, Chief Financial Officer

CHAR1\1754889v8

AGENT AND LENDERS:WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent,

Swingline Lender, Issuing Lender and Lender

By: /s/ Denise Crouch
Name: Denise Crouch
Title: Vice President

RUTH’S HOSPITALITY GROUP, INC.

FIFTH AMENDMENT

CHAR1\1754889v8

TD BANK, N.A.,

as Lender

By: /s/ Sterling Harrell
Name: Sterling Harrell
Title: Director

RUTH’S HOSPITALITY GROUP, INC.

FIFTH AMENDMENT

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JPMORGAN CHASE BANK, N.A.,

as Lender

By: /s/ Caroline Eagan
Name: Caroline Eagan
Title: Vice President

RUTH’S HOSPITALITY GROUP, INC.

FIFTH AMENDMENT

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SCHEDULE 1.1(b)

Commitments and Commitment Percentages

Lender	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$46,666,666.67	38.888888889%
TD Bank, N.A.	$40,000,000.00	33.333333333%
JPMorgan Chase Bank, N.A.	$33,333,333.33	27.777777778%
Total:	$120,000,000.00	100.000000000%

RUTH’S HOSPITALITY GROUP, INC.

FIFTH AMENDMENT

CHAR1\1754889v8